                                                                   EXHIBIT 10.10

                          FORM OF EMPLOYMENT AGREEMENT
                          ----------------------------


          THIS EXECUTIVE EMPLOYMENT AGREEMENT is made as of July 29, 1996 between Wireless One, Inc., a Delaware corporation, (the "Company"),
                                                          -------
and_____________ ("Executive").
                   ---------

          The Company desires to retain the services of Executive as President of the Company, and Executive desires to provide the services to the Company provided by this Agreement.

          Executive and the Company acknowledge that each intends that this Agreement supersede and replace the Prior Employment Agreement and that upon execution of this Agreement the Prior Employment Agreement will be terminated and have no further force and effect.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Employment.  The Company will employ Executive as the Company's
              ----------
____________ and Executive shall have the normal duties, responsibilities and authority of the President, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date of this Agreement and ending as provided in paragraph 5 (the "Employment Period").
                  -----------------

          2.  Position and Duties.
              -------------------


          (a) During the Employment Period, Executive will render to the Company and its Subsidiaries such services as the Company's board of directors (including any committee thereof, the "Board") may from time to time direct.
                                       -----
Executive will report to the Board, and Executive will devote his best efforts and his substantial business time and attention to the business and affairs of the Company and its Subsidiaries. Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. For purposes of this Agreement, the term "Subsidiaries" will have the meaning which the Merger Agreement assigns to that
- -------------
term and the term "Affiliate" will mean any person who owns 15% or more of the
                   ---------
outstanding voting securities of the Company as of the date of this Agreement and giving effect to the transactions contemplated by the Merger Agreement or is a party to a joint venture or similar agreement with the Company or any of its subsidiaries.

          3.  Base Salary and Benefits
              ------------------------

          (a) During the Employment Period, Executive's initial base salary will be $_______ per annum (as in effect at any time, the "Initial Base Salary"),
                                                      -------------------
which salary will be payable in regular installments in accordance with the Company's general payroll practices and will be subject to customary withholdings. During the Employment Period, effective on each April 14 (commencing with April 14, 1997), Executive's Initial Base Salary shall be adjusted to an amount equal to Executive's Initial Base Salary multiplied by a
                                                               -------------
fraction (i) the numerator of which is the Index for the calendar month in which such anniversary falls and (ii) the denominator of which is the Index for April 1995. In addition, during the Employment Period, Executive will be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible, on a basis consistent with that of other senior executive officers of the Company. For purposes of this Agreement, the "Index" in any particular month shall mean the Revised Consumer Price Index for All Urban Consumers, U.S. -- City Average: All Items (base index year 1982-84=100), as published by the United States Department of Labor, Bureau of Labor Statistics (or, if available, a comparable index for the southeastern region of the United States). If the Index is not published by the Bureau of Labor Statistics or another governmental agency at any time, then such calculation shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority selected in good faith by the Board.

          (b) The Company will reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. Executive shall be entitled to each of the Company's executive perquisites in accordance with the terms and provisions of such arrangements for the Company's senior officers generally and, in addition, shall be entitled to
(i) an allowance of $____ per month to defray the cost of purchasing or leasing an automobile selected by Executive and fuel, oil and other vehicle necessities and maintenance and repair costs and expenses for or to such automobile, and
(ii) payment or reimbursement of the cost of an annual physical examination.

          (c) In addition to the Base Salary, the Compensation Committee of the Board may, in its sole discretion, award a bonus to Executive based upon Executive's performance and the Company's operating results.

          (d) Executive shall be entitled to participate in (i) all regular employee benefits of the Company, including, but not limited to, pension, profit sharing and other retirement plans, group term life insurance and deferred compensation plans, disability and health and medical and supplemental insurance, savings investment plans, stock option and bonus plans and other employment benefit programs or plans provided by the Company to its employees generally or to Executive and his dependents (collectively "Family") specifically, and (ii) all employee benefits provided by the Company to other senior executives generally, on a basis consistent with that of other senior executive officers of the Company.

          (e) If at any time the Company's health and medical insurance has a pre-existing condition exclusion, the Company will (i) obtain a waiver of such provision with respect to Executive and his Family, (ii) obtain supplemental health insurance for the Executive and his Family with respect to any medical claims which would not be covered during such a pre-existing condition elimination period, or (iii) self-insure any medical claims described in Section 3(e)(ii). Executive shall assist the Company in the selection from among viable health and medical insurance alternatives for pre-existing conditions coverage which have the most reasonable cost, including, if necessary, continuation of coverage provided to Executive and/or his Family prior to or as of the date of this Agreement.

          (f) Executive shall be entitled to at least three weeks of vacation in each full calendar year. At Executive's option, vacation may be taken either in whole or in part, consecutively or not, in the calendar year that his entitlement to such vacation accrues or, if unused during such calendar year, such unused vacation shall be carried over and may be used or taken in any subsequent calendar year, provided that not more than six weeks of vacation may be taken in any calendar year. Upon termination of this Agreement, Executive shall be paid on a pro rata basis for all unused vacation at the Base Salary rate then existing, but Executive shall not be paid for more than six weeks of unused vacation, and in the event of termination for "cause" (as defined in Section 6), shall not be paid for any unused vacation. In any event, to the extent allowed by law, any unused vacation not taken over six weeks shall be forfeited.

          4.  Illness, Death or Physical Incapacity.  During the Employment
              -------------------------------------
Period, if Executive shall be prevented from performing his duties hereunder because of extended illness or physical incapacity (as determined by the disinterested Board of Directors of the Company), the following provisions shall apply:

          (a) In such event, the Company shall pay, and Executive shall be entitled to receive, all compensation otherwise payable to Executive under this Agreement, including pursuant to Sections 3(a) and 3(c) of this Agreement for 6 full calendar months of such illness or physical incapacity. No compensation shall be payable to Executive for periods of illness or physical incapacity which exceed such period.

          (b) While Executive is entitled  to receive compensation pursuant to
Section 3(a), the Company shall provide Executive with, and Executive shall be entitled to receive and participate in, all employee benefits which Executive would otherwise have been entitled to hereunder if Executive not been ill or physically incapacitated, including, but not limited to, all employee benefit programs and plans described in this Agreement. Thereafter, at the option of Executive and at Executive's cost, the Company shall continue to provide health and medical insurance to Executive or his Family or both (at the election of Executive) under the Company's health and medical insurance plans, to the extent that the Company is permitted to do so under such plans (or, if Executive and/or his Family are is not eligible to participate under such plans, such comparable coverage as is reasonably available to the Company).

          5.  Termination.  The initial Employment Period will continue until
              -----------
April 14, 1998 or until it is earlier terminated by Executive's resignation, death or disability or other incapacity (as determined by the Board in its good faith judgment) or by the Board for any reason or for no reason. On each April 14 hereafter (so long as Executive's employment has not terminated prior to such April 14), the Employment Period shall automatically be extended for an additional year; provided, however, that in no event shall any such extension
                 --------
cause the Employment Period to extend beyond April 14, 2005. Upon termination of the Employment Period, Executive shall be entitled to receive his Base Salary and fringe benefits for the remainder of such Employment Period (as if such termination had not occurred) (the "Post-Employment Payment Period") so long as
                                    ------------------------------
Executive is not in violation of paragraph 7 or 8; provided, however, that if
                                                   --------
Executive's Employment Period is terminated by (a) Executive's death, (b) Executive's resignation or (c) for Cause (as defined below), Executive shall not be entitled to receive his Base Salary or any fringe benefits or bonuses for any period after the termination of the Employment Period.

          6.   Definition of "Cause."  For purposes of this Agreement, "Cause"
               ----------------------                                   -----
means (i) a material breach of this Agreement by Executive, (ii) a breach of Executive's duty of loyalty to the

Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries or (iv) Executive's continued failure to perform his duties to the Company and its Subsidiaries.

          7.  Confidential Information.  Executive acknowledges that the
              ------------------------
information, observations and data obtained by him while employed by the Company and its Subsidiaries (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company, any Subsidiary or Affiliate ("Confidential Information") are the property of the Company or such
            ------------------------
Subsidiary or Affiliate. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforemen tioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive will deliver to the Company at the termination of his employment by the Company, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company, any Subsidiary or Affiliate which he may then possess or have under his control.

          8.  Non-Compete, Non-Solicitation.
              -----------------------------

          (a) In further consideration of the compensation to be paid to Executive under this Agreement, Executive acknowledges that in the course of his employment with the Company he will become familiar, and during his employment with the Company he has become familiar, with the Company's and its Subsidiaries' trade secrets and with other Confidential Information concerning the Company, its predecessors, its Subsidiaries and its Affiliates and that his services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the period of Executive's employment by the Company and for two years thereafter (the "Noncompete Period"), he will not, directly or indirectly through another
      -----------------
entity

          (i) own any interest in, manage, control, participate in, consult with, render services for, or in any manner carry on or engage in the business of providing wireless cable television service or that competes with the business of the Company or any of its Subsidiaries, as such businesses exist, or that the Board has determined to cause the Company or any of its Subsidiaries to enter into and that are in the process of being developed, on the date of the termination of Executive's employment, or

          (ii) solicit in any manner in connection with any business described in clause (i) above any customers of the Company, its Subsidiaries or Affiliates,

within (A) the communities within the States of Alabama, Arkansas, Florida, Georgia, Kentucky, Mississippi, North Carolina, South Carolina, Tennessee and Texas in which the Company or its Subsidiaries carry on or engage in such business at the time of the enforcement of this paragraph 8, (B) the following parishes in the State of Louisiana in which the Company or its Subsidiaries carry on or engage in such business at the time of the enforcement of this paragraph 8: Allen, Beauregard, East Baton Rouge, Vermillion, Acadia, Lafayette, Saint Martin, Calcasieu, Jefferson Davis, Cameron, Iberia, Saint Landry, Caldwell, Franklin, Jackson, Lincoln, Madison, Morehouse, Ouachita, Richland, Union and West Carroll, and (C) any other area outside such States within a 50 mile radius of any transmission site being operated by the Company or its Subsidiaries at the time of the enforcement of this paragraph 8. Nothing in this paragraph 8 will prohibit Executive from (X) being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation , (Y) co-investing (with the approval of the Board) with the Company and/or any Subsidiary of the Company in any entity and otherwise participating in and managing, controlling or consulting with or rendering services for any such entity, and (Z) investing (with the approval of the Board) as a passive owner in any entity in which an investment opportunity is made available to the Company and/or any Subsidiary of the Company but as to which the Board declines to cause the Company or any Subsidiary of the Company to make such investment.

          (b) During the Employment Period, Executive will not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company, any Subsidiary or Affiliate to leave the employ of the Company, such Subsidiary or Affiliate, or in any way interfere with the relationship between the Company, any Subsidiary or Affiliate and any employee thereof, (ii) hire any person who was an employee of the Company, any Subsidiary or Affiliate at any time during the period of Executive's employment by the Company, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company, any Subsidiary or Affiliate to cease doing business with the Company, such Subsidiary or Affiliate, or in any way interfere with the relationship between any such supplier, licensee or business relation and the Company, any Subsidiary or Affiliate

(including, without limitation, making any negative statements or communications about the Company, its Subsidiaries or Affiliates).

          9.  Enforcement.  If, at the time of enforcement of paragraph 7 or 8,
              -----------
a court holds that the restrictions stated in either such paragraph are unreasonable under circumstances then existing, the Company and Executive agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information, the Company and Executive agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of paragraph 7 or 8 (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of paragraph 8, the running of the Post-Employment Payment Period will be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 8 are reason able.

          10.  Representations.  Executive hereby represents and warrants to the
               ---------------
Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein. The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Executive, this Agreement will be the valid and binding obligation of the Company, enforceable in accordance with its terms.

          11.  Survival.  Paragraphs 7, 8 and 9 and paragraphs 12 through 20
               --------
will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          12.  Severance.  The Company shall give Executive sixty (60) days
               ---------
prior notice if the Company intends to move Executive to a location more than sixty (60) miles from_______ (a "Significant Relocation"). If Executive submits
                                 ----------------------
his resignation in writing to the Board at least thirty (30) days prior to any Significant Relocation which resignation states that such Significant Relocation is the reason for such Executive's resignation, Executive shall be entitled to receive his Base Salary and fringe benefits for the remainder of the current Employment Period (as if such termination had not occurred) so long as Executive is not in violation of paragraph 7 or 8. The Severance Payments payable pursuant to this paragraph shall be payable in regular installments in accordance with the Company's payroll practices in effect on the date Executive's Employment Period is terminated.

          13.  Notices.  Any notice provided for in this Agreement will be in
               -------
writing and will be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
          --------------------

          c/o TruVision Wireless, Inc.
          1080 River Oaks Drive, Suite A150
          Jackson, MS 39208
          Attention:  Henry M.Burkhalter

          Notices to the Company:
          ----------------------
          11301 Industriplex Boulevard
          Suite 4
          Baton Rouge, LA 70809-5400
          Attention:  Chief Executive Officer


          with copies (which copies will not constitute notice to the Company) to:

          Chase Capital Partners         Heartland Wireless Communications, Inc
          380 Madison Avenue             c\o Hunt Capital Group, L.L.C.
          12th Floor                     4000 Thanksgiving Tower
          New York, NY  10014            1601 Elm Street
          Attention:  Arnold Chavkin     Dallas, Texas 75201
                                         Attention:  J.R.Holland, Jr.


or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

          14.  Severability.  Whenever possible, each provision of this
               ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

          15.  Complete Agreement.  This Agreement, the Merger Agreement and any
               ------------------
documents referred to hereby or thereby embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way (including, without limitation, any oral agreement which may have existed between the Company and Executive prior to the date of this Agreement).

          16.  No Strict Construction.  The language used in this Agreement will
               ----------------------
be deemed to be the language chosen by the Company and Executive to express their mutual intent, and no rule of strict construction will be applied against any party.

          17.  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          18.  Successors and Assigns.  This Agreement is intended to bind and
               ----------------------
inure to the benefit of and be enforceable by Execu tive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations under this Agreement without the prior written consent of the Company.

          19.  CHOICE OF LAW.  ALL ISSUES AND QUESTIONS CONCERNING THE
               -------------
CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT (AND ALL

SCHEDULES AND EXHIBITS HERETO), EVEN THOUGH UNDER THAT JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

          20.  Amendment and Waiver.  The provisions of this Agreement may be
               --------------------
amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

          21.  Termination of Prior Employment Agreement.  Upon execution of
               -----------------------------------------
this Agreement and the consummation of the "Merger" described in the Merger Agreement, the Prior Employment Agreement will be terminated and have no further force and effect.

                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement as of the date first written above.


                                        WIRELESS ONE, INC.


                                        By __________________________

                                        Its _________________________




                                        _____________________________
                                        Executive Officer